Exhibit 10(p)

           FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

      THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of March 17, 2003, among CULP, INC. (the
"Borrower") and WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent and as a Bank (the "Agent");


                            W I T N E S S E T H :

      WHEREAS, the Borrower and the Agent executed and delivered that certain Amended and Restated Credit Agreement, dated as of August 23, 2002 ( as the same may be amended, restated, supplemented, or otherwise modified from time to time, the "Credit Agreement"); and

      WHEREAS, the Borrower has requested, and the Agent has agreed to, certain amendments to the Credit Agreement, subject to the terms and conditions hereof;

      NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Borrower and the Agent hereby covenant and agree as follows:

1. Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

2.    Amendments to Credit Agreement.

(a) Section 2.06(a) of the Credit Agreement is amended and restated in its entirety as set forth below:

      SECTION 2.06.  Interest Rates.

          (a) "Applicable Margin" means the difference of (i) either the LIBOR or Base Rate percentage determined at any time minus (ii) the Deposit Amount percentage determined at any time, which percentages shall be calculated as follows: from and after the first Performance Pricing Determination Date after December 31, 2002, (x) for any Base Rate Loan, -0-%, (y) for each Euro-Dollar Loan the percentage determined on each Performance Pricing Determination Date by reference to the first line of the table set forth below as to such type of Loan and the Debt/EBITDA Ratio for the quarterly or annual period ending immediately prior to such Performance Pricing Determination Date and (z) for the Deposit Amount the percentage determined on each Performance Pricing Determination Date by reference to the second or third line, as applicable, of the table set forth below as to such Deposit Amount and the Debt/EBITDA Ratio for the quarterly or annual period ending immediately prior to such Performance Pricing Determination Date. "Deposit Amount" means the average balance of cash on deposit with all Banks from the last Performance Pricing Determination Date through and including the then current Performance Pricing Determination Date.

--------------------------------------------------------------------------------
Debt/EBITDA  <=1.50 to 1.0  >1.50 to 1.0    >2.00 to 1.0    >2.50 to 1.0  >3.00
Ratio                        but            but             but           to 1.0
                           <= 2.00 to 1.0  <= 2.50 to 1.0  <=3.00 to 1.0
--------------------------------------------------------------------------------
Applicable
Margin       1.50%         1.75%           2.00%           2.50%          3.00%
--------------------------------------------------------------------------------
Deposit       .25%         .25%            .25%            .25%           .25%
Amount
>$10,000,000
but <=
$25,000,000
--------------------------------------------------------------------------------
Deposit       .50%         .50%            .50%            .50%           .50%
Amount
>$25,000,000
--------------------------------------------------------------------------------


In determining interest for purposes of this Section 2.06 and fees for purposes of Section 2.07 and Section 2.02A(f), the Borrower and the Banks shall refer to the Borrower's most recent consolidated quarterly and annual (as the case may be) financial statements delivered pursuant to Section 5.01(a) or (b), as the case may be. If such financial statements require a change in the amount of interest pursuant to this Section 2.06 or fees pursuant to Sections 2.07 or 2.02A(f), the Borrower shall deliver to the Agent, along with such financial statements, a notice to that effect, which notice shall set forth in reasonable detail the calculations supporting the required change. The "Performance Pricing Determination Date" is the date which is the last date on which such financial statements are permitted to be delivered pursuant to Section 5.01(a) or (b), as applicable. Any such required change in interest and fees shall become effective on such Performance Pricing Determination Date, and shall be in effect until the next Performance Pricing Determination Date, provided that: (x) for Fixed Rate Loans, changes in interest shall only be effective for Interest Periods commencing on or after the Performance Pricing Determination Date; and (y) no fees or interest shall be decreased pursuant to this Section 2.06 or Sections
2.07 or 2.02A(f) if a Default is in existence on the Performance Pricing Determination Date.

(b) Section 5.24 of the Credit Agreement is amended and restated in its entirety as set forth below:

            SECTION 5.24. Capital Expenditures. Capital Expenditures will not exceed (i) for the Fiscal Year 2003, $14,000,000; (ii) for Fiscal Year 2004, $10,000,000; and (iii) for each Fiscal Year thereafter, 50% of depreciation (determined in accordance with GAAP) incurred for such Fiscal Year.

3. Release of Collateral Upon Bond Redemption. Pursuant to Section 5.25 of the Credit Agreement, the Agent hereby terminates the Security Agreement.

4. Restatement of Representations and Warranties. The Borrower hereby restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof, except to the extent that any representation or warranty related to an earlier specified date, and with specific reference to this Amendment and all other loan documents executed and/or delivered in connection herewith.

5. Effect of Amendment. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Borrower. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

6. Ratification. The Borrower hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Credit Agreement and the other Loan Documents effective as of the date hereof.

7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

8. Section References. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

9. No Default. To induce the Agent to enter into this Amendment and to continue to make advances pursuant to the Credit Agreement, the Borrower hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Default or Event of Default and (ii) no right of offset, defense, counterclaim, claim or objection in favor of the Borrower arising out of or with respect to any of the Loans or other obligations of the Borrower owed to the Bank under the Credit Agreement.

10. Further Assurances. The Borrower agrees to take such further actions as the Agent shall reasonably request in connection herewith to evidence the amendments herein contained.

11. Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina.

12. Conditions Precedent. This Amendment shall become effective only upon the execution and delivery of this Amendment by each of the parties hereto.

      IN WITNESS WHEREOF, the Borrower and the Agent have caused this Amendment to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.


                                       CULP, INC.,                     (SEAL)
                                       as Borrower

                                       By:  __________________________________
                                                Title:

                                       WACHOVIA BANK, NATIONAL ASSOCIATION,
                                       as Agent and as a Bank          (SEAL)

                                       By:  __________________________________
                                                Title: